SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2002

Merrill Lynch & Co., Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-7182	13-2740599
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 World Financial Center, New York, New York 10080
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 449-1000

(Former name or former address, if changed since last report.)

Item 5.	Other Events

Exhibits are filed herewith in connection with the Registration Statement on Form S-3 (File No. 333-83374) filed by Merrill Lynch & Co., Inc. (the “Company”) with the Securities and Exchange Commission covering Senior Debt Securities issuable under an indenture dated as of April 1, 1983, as amended through the date hereof, between the Company and JPMorgan Chase Bank (as so amended, the “Indenture”). The Company will issue $21,810,000 aggregate principal amount of 7% Callable STock Return Income DEbt SecuritiesSM due August 23, 2004, payable at maturity with Starbucks Corporation common stock, under the Indenture. The exhibits consist of the form of Securities and an opinion of counsel relating thereto.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

EXHIBITS
(4)
Instruments defining the rights of security holders, including indentures.

Form of Merrill Lynch & Co., Inc.’s 7% Callable STock Return Income DEbt SecuritiesSM due August 23, 2004, payable at maturity with Starbucks Corporation common stock.

(5) & (23)
Opinion re: legality; consent of counsel.

Opinion of Sidley Austin Brown & Wood LLP relating to the 7% Callable STock Return Income DEbt SecuritiesSM due August 23, 2004, payable at maturity with Starbucks Corporation common stock (including consent for inclusion of such opinion in this report and in Merrill Lynch & Co., Inc.’s Registration Statement relating to such Securities).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

MERRILL LYNCH & CO., INC.
(Registrant)

By:	/S/ JOHN C. STOMBER
John C. Stomber Senior Vice President and Treasurer

Date: August 23, 2002

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

MERRILL LYNCH & CO., INC.

EXHIBITS TO CURRENT REPORT ON
FORM 8-K DATED AUGUST 23, 2002

Commission File Number 1-7182

Exhibit Index

Exhibit No.	Description	Page
(4)
Instruments defining the rights of security holders, including indentures.

Form of Merrill Lynch & Co., Inc.’s 7% Callable STock Return Income DEbt SecuritiesSM due August 23, 2004, payable at maturity with Starbucks Corporation common stock.

(5) & (23)	Opinion re: legality; consent of counsel.

Opinion of Sidley Austin Brown & Wood LLP relating to the 7% Callable STock Return Income DEbt SecuritiesSM due August 23, 2004, payable at maturity with Starbucks Corporation common stock (including consent for inclusion of such opinion in this report and in Merrill Lynch & Co., Inc.’s Registration Statement relating to such Securities).